SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                January 31, 2005
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  1-31895                 84-1018684
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                            5215 West Laurel Street
                             Tampa, Florida  33607
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code











ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 31, 2005 Odyssey Marine Exploration, Inc. (the "Company") entered into two agreements with RBK Architects, Inc., ("RBK") Tampa, Florida, for the development and fabrication of two traveling exhibits. The exhibits will showcase the history, personal stories, artifacts, coins and images from the SS Republic and other shipwrecks. Interactive elements and exhibits will present the science and technology the Company uses to conduct deep ocean shipwreck searches and archaeological excavations. Further information about the exhibits is included in the press release attached as Exhibit 99.1. RBK has no material relationship with the Company or any of its affiliates.

     One of the exhibits will have approximately 5,000 square feet and the other will have 8,000 square feet. The contract for the 5,000 square foot exhibit provides for a maximum price of $1,332,000. The contract for the 8,000 square foot exhibit provides for a maximum price of $1,887,000. The contractual amounts do not include the initial creative and design of the project concept, video development costs or the fixtures and equipment necessary after exhibits are installed.

     The Company anticipates the funding for these two contracts will come from bank financing or through revenue generated from the sale of recovered cargoes. The two exhibits are expected to be completed by mid 2005.

ITEM 7.01  REGULATION FD DISCLOSURE

     On February 2, 2005, Odyssey Marine Exploration, Inc. issued a press release clarifying a media report concerning coin sales. A copy of that press release is attached as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibit is not to be considered "filed" under the Securities Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of Odyssey Marine Exploration, Inc.'s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

     (c)  EXHIBITS.

              99.1  Press Release dated February 2, 2005


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: February 4, 2005            By: /s/ Michael J. Holmes
                                       Michael J. Holmes
                                       Chief Financial Officer